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                                                                    EXHIBIT 10.7

                                    EXHIBIT 1
                            100 Foxborough Boulevard
                         Foxborough, Massachusetts 02035
                                (The "Building")

                                BASIC PROVISIONS
                            AND LEASE REFERENCE DATA

Execution Date:           May 9th, 2003

Tenant                    Cyberkinetics, Inc.
And                       100 Foxborough Boulevard
Original Address:         Suite 240
                          Foxborough, MA 02035

Landlord                  Charles E. Harlfinger, Trustee of 100 & 200
And                       Foxborough Boulevard Realty Trust under Declaration
Original Address:         of Trust dated September 10, 1992 and filed with
                          the Norfolk County Registry District of the Land
                          Court on September 28, 1992 as Document No.636296;
                          c/o Foxborough Boulevard Management, Inc., 117
                          Eastman Street, South Easton, MA. 02375.

Building:                 The building in the Town of Foxborough, Norfolk
                          County, Massachusetts known as and numbered 100
                          Foxborough Boulevard.

Property:                 The Building and the land parcel on which it is
                          located (including adjacent sidewalks.)

Commencement Date:        The later of (a) June 1, 2003 or (b) the date
                          Landlord's Work is substantially complete pursuant to Section 6 of this Lease and Landlord delivers the Premises to Tenant

Term:                     The Commencement date through May 31, 2007.

Premises Description      Approximately 6,169 square feet of Rentable Area
                          located on the second floor of the Building and designated as Suite 240.

Building Rentable Area:   Approximately 65,000 square feet.

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Basic Rent:               June 1, 2003 - July 31, 2003: Free Rent
                          August 1, 2003 - May 31, 2004: $17.65 per square foot per annum pro rated over 10 months ($9,075.00 per month)
                          June 1, 2004 - May 31, 2005: $ 19.00 per square foot
                          per annum ($ 9,767.58 per month)
                          June 1, 2005 - May 31, 2007: $20.00 per square foot
                          per annum ($10,281.67 per month)

Electric:                 Tenant will pay an additional $1.25 P.S.F. for its
                          use of electricity. ($ 642.60 per month)

Preparation of the        In a mutually acceptable location, Landlord shall
Premises:                 construct a conference room for Tenant's use.
                          Landlord shall clean Premises prior to commencement date.

Right to Renew:           Tenant will have the option to renew for one (1) three
                          (3) year period at $21.50 per square foot ($132,633.50 per annum or $11,052.79 per month) with a 180 day prior written notice to Landlord.

Security Deposit:         $ 9,253.50

Permitted Uses:           General office use

Tenant's Proportionate    9.49%
Share:

Base Operating Costs:     2003 Actual

Base Taxes:               2003 Actual

Liability Insurance       $1,000,000 per occurrence
Minimum Limits:           $1,000,000 products and completed operations
                          $1,000,000 personal injury
                          $2,000,000 general aggregate

Broker:                   Insignia/ ESG and T3 Realty Advisors, LLC

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Landlord:                           Tenant:

100 & 200 Foxborough                   Cyberkinetics, Inc.
Boulevard Realty Trust

 BY: /s/ Charles E. Harlfinger         BY: /s/ Tim Surgenor
     ------------------------------       -------------------------------------
    Charles E. Harlfinger, Trustee         Tim Surgenor,
    and not individually                  President and Chief Executive Officer

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      THIS INSTRUMENT IS A LEASE, dated as of the Execution Date stated in
Exhibit 1, in which Landlord and Tenant are the parties named in said Exhibit and which relates to space in the Building. The parties to this instrument hereby agree with each other as follows:

      1. REFERENCE DATA: All Exhibits and Riders (if any) attached to this Lease are hereby incorporated herein and made a part hereof.

      2. LEASE ON PREMISES APPURTENANT RIGHTS. Landlord hereby demises and lease to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises described in Exhibit 1 and substantially as shown on Exhibit 2. Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces of each thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to the Premises (but in such manner so as to minimize interference with Tenant's use of the Premises) utility lines, pipes, equipment and the like, in, over, and through the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceiling or walls may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use, in common with others, the common areas of the Property including, the common walkways, driveways and parking areas located on the Property, the entrances, exits, lobbies, vestibules, elevators, stairways, halls, water, bubblers and lavatories of the Building outside the Premises the common walkways and driveways necessary for access to the Building, the common toilets and corridors of such floor; but such right shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 24 hereof and to the right of Landlord to designate and change from time to time the areas so to be used, provided that such changes do not materially adversely affect Tenant's use and enjoyment of the Leased Premises and its appurtenant rights hereunder.

      3. BASIC RENT. Tenant agrees to pay to Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 20), deduction or demand, the Basic Rent set forth in Exhibit 1. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month during the term of the Lease, at such address as Landlord shall from time to time designate by notice. Notwithstanding the foregoing, Tenant shall pay the first (1ST) month's Basic Rent upon execution of this Lease. In the event that any installment of Basic Rent is not paid within five
(5) days after when due, Tenant shall pay, in addition to any charges under
Section 30, at Landlord's request an administrative fee equal to 1% of the overdue payment, as additional rent. Basic Rent for any partial month shall be prorated on a daily basis.

      4. SECURITY DEPOSIT. Tenant agrees that the security specified in Exhibit 1 will be paid upon execution of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any default to Tenant under this Lease. If Landlord shall so apply any or all of such deposits, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds.

      5. COMMENCEMENT DATE. The Commencement Date shall be as stated on Exhibit
1.

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      6. PREPARATION OF THE PREMISES.

      (a.) Landlord agrees to perform the work ("Landlord's Work") described on
Exhibit 1 to prepare the Premises for Tenant's occupancy, although Landlord reserves the right to make minor changes and substitutions of similar quality as the exigencies of the job may require. Landlord shall endeavor to substantially complete Landlord's Work June 1, 2003. The Premises shall be deemed substantially complete when the same are ready for occupancy by Tenant as to the Premises only minor, punch-list items that can be completed within thirty (30) days remain for Landlord to complete. Notwithstanding the foregoing, Landlord shall not be responsible for delays in substantially completing Landlord's Work caused, in whole or in part, by events beyond Landlord's reasonable control or by Tenant or its agents, employees or contractors and, in the event of such delays caused by Tenant or its agents, employees or contractors, the Commencement Date shall be deemed to have occurred on the date that the Premises would have been ready for Tenant's occupancy but for such delay. In the event that Landlord is unable to substantially complete Landlord's Work by the date (the "Outside Completion Date") which is sixty (60) days after the Commencement Date set forth on Exhibit 1, due to Tenant's delays at any time after the Outside Completion Date and thereupon this Lease shall terminate without further obligation or liability on the part of either party, except that Tenant shall pay to Landlord the damage suffered by Landlord by reason of such Lease termination, including without limitation, Landlord's expenses incurred in connection with the preparation of the Premises, and brokerage and legal fees. Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant, for Landlord's failure so to complete Landlord's Work by the Commencement Date, but Landlord shall prosecute Landlord's Work to completion with due diligence.

      (b.) Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work, unless Tenant shall have given Landlord written notice, not later than the end of the second full calendar month beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work.

      7. USE. Tenant agrees that it shall use and occupy the Premises during the Term only for Permitted Uses expressly described in Exhibit 1 and for no other purposes. Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations (including, without limitation, the requirements of all federal, state and local laws, rules and regulations concerning environmental, health and /safety matters) and shall obtain (and keep in full force and effect) all required license and permits therefor. Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property, or on the contents of the Property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its power. Tenant shall on demand reimburse Landlord for all extra insurance premiums caused by Tenant's use of the Premises. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant at its expense shall duly procure and thereafter maintain and comply with such license or permit and submit the same to inspection by Landlord.

      8. INSTALLATIONS AND ALTERATIONS BY TENANT. Tenant shall make no alterations, addition or improvements ("Alterations") in or to the Premises without the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations shall be performed by a contractor(s) approved by Landlord. Each such contractor(s) shall carry commercial general liability insurance, and such other insurance (including, without limitation, workers' compensation insurance covering the employees of all such contractor(s)), in such form, amounts and with such carriers as are reasonably acceptable to Landlord, and under which Landlord and Landlord's managing agent (and such other persons as Landlord may designate from time to time) are named as insureds. All Alterations shall conform to the plans and specifications submitted to Landlord for

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approval. Any deviations to such plans and specifications shall require
Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay to Landlord from time to time upon demand any and all reasonable cost and expenses incurred by Landlord in connections with the review and supervision of any Alterations (including, without limitation, the cost and expense of Landlord's architects and engineers). All Alterations shall be performed in a good and workmanlike manner and in compliance with all applicable laws and other governmental requirements, and Tenant shall obtain (and comply with) any and all permits and licenses required thereof. Any such Alterations shall become part of the Premises and the property of Landlord, unless Landlord requests Tenant to remove the same at the expiration of Term of the Lease, in which event Tenant shall remove the same and repair any damage caused by such removal. Tenant shall promptly remove any mechanic's lien that may be filed against the Property based upon any such work in or on the Premises. If Tenant shall make or cause to be made any Alteration to the Premises which shall result in an increase in the real estate taxes upon the Building, then Tenant shall pay the entire increase in such taxes attributable to such Alterations.

      9. ASSIGNMENT AND SUBLETTING. Tenant covenants and agrees not to assign this Lease or to mortgage, pledge, encumber or sublet the Premises or any part thereof without Landlord consent thereto, which shall not be unreasonably withheld, conditioned, or delayed. Any consent by Landlord to a particular assignment, mortgage, pledge, encumbrance, or subletting shall not in any way diminish the prohibition stated in the preceding sentence. No assignment or subletting hereunder nor Landlord's consent thereto shall receive Tenant from its obligation under this Lease and Tenant shall remain fully primarily liable therefor. No assignment or subletting shall affect Permitted Uses.

      10. REPAIRS AND MAINTENANCE BY LANDLORD. Landlord shall make all repairs necessary to keep the roof of the Building leak-free and shall keep the structural support elements and the exterior cladding of the Building and the Building systems (including, without limitation, the Building electrical, plumbing, mechanical, heating, ventilating and air conditioning systems) common areas in good condition, order and repair, damage resulting from any act or omission of Tenant or its agents, contractors and employees only expected; and Landlord shall keep all lawns and landscape areas of Property watered, fertilized and trimmed and shall provide for removal of snow and ice from, and sanding of, the sidewalks, parking lots, access driveways and walkways as necessitated by weather conditions and shall provide for parking lot lighting and shall repair and maintain the parking lot and the lighting serving the same as necessary. Landlord's obligation under this Section 10 shall be subject to the provisions of Section 20. Landlord shall not be liable for any failure to make repairs which Landlord has undertaken to make under this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

      11. REPAIRS AND MAINTENANCE BY TENANT. Tenant shall (i) make all repairs and replacements as necessary to keep the Premises, including, without limitation, all interior glass, in as good condition and repair as the same are in at the commencement of the Term, repairs which are the obligation of Landlord under Section 10 only excepted, and (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris. Notwithstanding the provisions of Sections 10 and 20, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to the Building caused by any act of neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

      12. UTILITIES. Tenant shall pay the amount stated on Exhibit 1 for its use of electricity. Tenant shall, at its own cost and expense, arrange and pay for other services provided to the Premises, including, without limitation, telephone and computer service.

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      13. BUILDING SERVICES. Landlord shall, on weekdays (except Building holidays) from 7:00 a.m. to 6:00 p.m. and on Saturdays (except Building holidays) from 9:00 a.m. to l:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises and the common areas of the Building under normal business operation. If Tenant shall require air conditioning or heating at any time other than such days or during such hours, Landlord may, upon Tenant's reasonable request, furnish such service and Tenant shall pay such charges thereof as may from time to time be in effect, allocated among multiple overtime users where applicable. Tenant shall not introduce into the Premises personnel or equipment which overloads the capacity of the Building HVAC system or in any other way interferes with such system's ability to perform adequately its proper functions, provided, however, if Tenant shall violate the foregoing, Landlord may, at its option, elect to provide the supplementary systems or otherwise take steps to cure such violation, at Tenant's sole cost and expense. Landlord shall also provide:

      (a.) Water lavatory and drinking purposes at temperatures and otherwise as supplied by the Town of Foxborough or other water provider.

      (b.) Cleaning and janitorial services to the Premises (provided that same are kept in order by Tenant) and common areas of the Building in accordance with the cleaning standards set forth in Exhibit 3 attached hereto.

      (c.) 24-hour access to the Premises, subject to reasonable security procedures and restrictions based on emergency conditions.

Landlord shall have the right to interrupt, curtail, stop or suspend the operation of the Building's plumbing and electrical systems and any other Building services or utilities in the case of emergency or accident, or for the purpose of making any repairs, alterations, or improvements to the Building Premises, or in the case of any other event beyond Landlord's reasonable control. There shall be no diminution or abatement of rent or other charges hereunder, nor shall this Lease be affected or any of Tenant's obligations hereunder reduced, by reason of, and Landlord -shall have no responsibility or liability for, any such interruption, etc., except that Landlord shall exercise reasonable diligence to eliminate the cause of same.

      14. ESCALATION.

      (a.) DEFINITIONS. For the purpose of this Section 14, the following terms have the following respective meanings:

            (i.) YEAR: each calendar year in which any part of the Term of this Lease shall fall.

(ii.) TAX PERIOD: Each fiscal/tax year in which any part of the term of this Lease shall fall.

            (iii.) OPERATING COSTS: The average of all costs and expenses incurred (or deemed incurred under the next succeeding paragraph) by Landlord with respect to the administration, repair, maintenance, replacement, alteration, improvement, operation, management, cleaning and servicing of the Building and Property, and the portion of such costs and expenses incurred by Landlord with regard to the common areas of the complex or park of which the Building is a part which is fairly allocable to the Building and the Property, and including, without limitation, the following: any and all cost and expenses incurred by Landlord for heat, ventilation and air conditioning, electricity, water and sewer use charges,

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                  administrative and management services (including, without limitation, professional services and management fees, but excluding all leasing expenses and any rent for a management office), performance of Landlord's obligations under Section 10, insurance, payroll and benefits of maintenance and management staff, but excluding salaries for all personnel at or above the level of vice president, and pest control services, but excluding Taxes and special services rendered to other tenants. In the event that during all or any portion of any year the Building is not fully rented and occupied, Landlord may elect to make appropriate adjustments in Operating Costs for such year to determine Operating Costs that would have been paid or incurred by Landlord had the building been fully rented and occupied, and the amount so determined shall be deemed to have been the Operating Costs for such year.

      (IV.) TAXES: The real estate and other taxes, levies and assessments imposed upon the Building and the Property and upon any personal property of Landlord solely used in the operation thereof; betterment assessment apportioned over the longest payment period permitted by law (including interest thereon); charges, fees and assessments for police, fire and other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rental derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, Taxes shall not include any income or profit tax. provided, however, that any tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to (in while or in part) any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties of the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Building and the Property were the only real estate owned by Landlord. Taxes shall also include reasonable expenses of tax abatement or other proceeding contesting of levies.

      (V.)  BASE OPERATING COSTS: the amount set forth in Exhibit 1.

      (VI.) BASE TAXES: The amount set forth in Exhibit 1.

      (IX.) ESCALATION CHARGES: Tenant's Payments for escalations in Operating
            Costs and Taxes as set forth in Section 14(b)(i), (ii), and (iii) below.

      (X.) TENANT'S PROPORTIONATE SHARE: The fraction or percentage set forth on Exhibit 1, being the Premises Rentable Area divided by the building Rentable Area.

(b.)  TENANT'S PAYMENTS OF ESCALATION CHARGES:

      (i.) If Operating Costs in any Year exceed Base Operating Costs, Tenant shall pay to Landlord the product of (x) the amount by which Operating Costs for such Year exceed Base Operating Costs, multiplied by (y) Tenant's Proportionate Share, such amount to be apportioned for any Year in which the Commencement Date occurs or the Term ends.

      (ii.) If taxes in any Tax Period exceed Base Taxes, Tenant shall pay to Landlord the product of (x) the amount by which Taxes for such Tax Period Exceed Base Taxes, multiplied by (y) Tenant's Proportionate Share, such amount to be apportioned for any Tax Period in which the Commencement Date occurs or the Term ends.

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     (iii.) Escalation Charges shall be due when billed by Landlord. In implementation but without limitation, of the foregoing, Tenant shall, make monthly estimated payments to Landlord on account of Escalation Charges, payable at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord (x) by the end of each Year, a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each tax Period, on account of Escalation Charges for Taxes for such Year, and (y) by end of each tax period, a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Tax Period, on account of Escalation Charges for Taxes for such Tax Period. Landlord shall have the right from time to time during the course of any Year and/or Tax Period to adjust the amount of Tenant's estimated payment based upon the most recent data with respect to Escalation Charges then available (e.g. Landlord's receipt of a new tax bill). After the end of each Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Costs for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments previously made by Tenant on account of Escalation Charges for such Year exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord, shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Basic Rent or Escalation Charges (or refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord); but, if estimated payments previously made by Tenant on account of Escalation Charges for such Year are less than the required payments on account thereof for such Year, Tenant shall make payment of such deficiency to Landlord within thirty (30) days after notice from Landlord. Landlord shall have the same rights and remedies for nonpayment by Tenant of any payment due on account of Escalation Charges as Landlord has hereunder for the failure of Tenant to pay Basic Rent. Landlord's and Tenant obligations with respect to adjusting Escalation Charges for the Year, and Tax Escalation Charges for the Tax Period, in which the Term of this Lease ends shall survive the expiration or sooner termination of this Lease.

c. ABATEMENT OF TAXES. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Period, then out of any balance remaining thereof after deducting Landlords expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a default of Tenant hereunder, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by Tenants Proportionate Share; provided, however, that in no event shall Tenant be entitled to receive more than the payments made by Tenants pursuant to Section 14(b) on account of Tax Escalation Charges for such Tax Period or to receive any payment or abatement of basic Rent.

      15. WAIVER OF SUBROGATION. Neither Landlord (including, for purposes hereof, Landlord's managing agent) not Tenant shall be liable to the other party or to any insurer of such other party with respect to any loss or damage to the real or tangible personal property of such other party resulting from or caused by any peril which is covered by fire, theft, vandalism, malicious mischief, water damage and /or extended coverage insurance (whether or not such insurance is carried by other party) or which is in fact insured against by the party suffering such loss hereto or any of its or their agents, servants, invitees or contractors. The parties hereto shall each procure an appropriate clause in, or endorsement on, any such insurance policy covering the Premises, the Building and/or personal property, fixtures and equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to waiver of right of recovery as provided in the preceding sentence.

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      16. TENANT'S INDEMNITY. Tenant agrees to defend, indemnify and save harmless Landlord and Landlord's agents and employees from and against all loss, liability, damage, cost, expense (including, without limitation, reasonable attorney's fees) and claims of whatever nature arising from Tenant's breach of any term, covenant, provision or condition of this Lease on Tenant's part to be performed or: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, in or about the Premises (unless and to the extent such accident, injury or damage is caused by the negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible): or
(ii) from any accident, injury or damage to persons or property occurring outside of the premise but in the property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees invitees or contractors.

      17. LIABILITY INSURANCE. Tenant agrees to maintain throughout out the term of this Lease a policy of commercial general liability insurance (with broad form contractual liability coverage) in such form, amounts and with carrier reasonably acceptable to Landlord, and under which Landlord and Landlord's managing agent (and such persons as Landlord may designate by notice to Tenant from time to time) are named as additional insureds. The minimum amounts of coverage shall be set forth in Exhibit 1. Each such policy shall be non-cancelable and non-amenable with respect to Landlord and Landlord's managing agent (and Landlord's said designees) without thirty (30) days' prior to each such party: and a duplicate original or certificate thereof shall be delivered to Landlord prior to the first day upon which Tenant shall enter the Premises or any thereof. Certificates of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of the each expiring policy.

      18. TENANT'S RISK. Tenant agrees to use and occupy the Premises at Tenant's own risk. Tenant shall maintain insurance in respect of its personal property, business fixtures and leasehold improvements, and Landlord shall have no responsibility or liability for any loss of or damage to any of the same, or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making repairs or changes which Landlord is permitted by this Lease, or required by law, to make in or to any portion of the Premises or other sections of the Park Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises to or connecting with the Premises otherwise.

      19. LANDLORD'S ACCESS RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours upon reasonable notice for the purpose of inspecting or making repairs to the same, and to show the Premises to prospective or existing mortgages, purchasers or, in the final year of the Term (as may have been extended), tenants of any part of the property.

      20. FIRE, EMINENT DOMAIN, ETC. If the Premises shall incur minor damage by reason of fire or other casualty (other than as a result of Tenant's fault or negligence) or by reason of a taking by eminent domain. Landlord will restore the Premises (excluding any improvements installed in the Premises by or at the expense of Tenant) to proper condition for Tenant's use and occupancy as speedily as possible to the extent of the available insurance proceeds or condemnation awards, as the case may be. If any part of the Premises, the Building and/or the Property shall, in Landlord's reasonable opinion, incur substantial damage by reason of such fire, other casualty or taking, or the insurance proceeds or condemnation award is inadequate. Landlord shall have the right to terminate the Lease by notice to Tenant within sixty (60) days following such event and if Landlord does not exercise such right, Landlord shall promptly repair the Premises, Building and Property. If the Premises are rendered unusable by the damage or taking, Tenant shall not be liable to pay Basic Rent, additional rent or Escalation Charges (or a proportionate part thereof, as appropriate) if and to the extent and for as long as the Premises remain unusable. If and to the extent Premises are usable, Tenant must continue to pay Basic Rent. Landlord hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and Leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such fire, casualty or taking.

      21. TENANT'S DEFAULT. Tenant shall be in default under this Lease in the event that Tenant (a) shall fail to make any payment of money (including, without limitation, Basic Rent and Escalation Charge) when it is due hereunder and such failure shall continue for five (5) days after notice from Landlord to Tenant, or (b) shall fail or neglect to perform or observe any other covenant or obligation under this Lease and Tenant shall fail to remedy the same within thirty (30) days after notice from Landlord to Tenant specifying such failure or neglect (provided, however, that if such failure or neglect is of such nature that Tenant cannot reasonably remedy the same within such thirty (30) day period. Tenant shall have such additional period of time to remedy the same if Tenant shall commence such remedy within such thirty (30) day period and thereafter diligently and continuously prosecute such remedy to completion), or
(c) shall commence reorganization, bankruptcy or insolvency proceedings of, in case any such proceedings are brought against Tenant, if the same are not dismissed within thirty (30) days or if any assignment shall be made of Tenant's property of the benefit or creditors. If Tenant shall be in default under this Lease, Landlord shall have the all right and remedies as are available at law or in equity. Such rights and remedies shall include, without limitation, the right to evict Tenant, take exclusive possession of the Premises, continue to collect Basic Rent, Escalation Charges and other charges, terminate the Lease, obtain a judgement for all damages that might flow from a breach or termination of this Lease, re-let the Premises or any part thereof and make any repairs or alterations to the Premises. Without limiting the foregoing, in the event of any termination of this Lease as provided in this Section 21, Tenant shall pay the Basic Rent, Escalation Charges and all other sums payable hereunder up to the time of such termination, and in addition shall pay to Landlord as damages, at the election of Landlord, either:

      (a.) The Basic Rent, Escalation Charges and all other sums which would have been payable hereunder if such termination has not occurred, at the times and in the manner thereof specified herein, less the net proceeds, if any, re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney' fees, advertising expense and alteration cost;

                                       OR

      (b.) The amount by which at the time of the termination of this Lease (or at any time thereafter upon demand if Landlord shall initially elected damages under clause (a) above), the basic Rent, Escalation Charges and all other sum which would have been payable hereunder from the date of such termination of demand (assuming that, for the purpose of this clause (b) annual payment by Tenant on account of Escalation Charges would be the same as the payment required for the 12-month period immediately preceding the date of such termination or demand) for what would have been the then remaining Term of this Lease if same had remained in effect, exceeds the then fair rental value of the Premises for the same period.

Tenant shall pay Landlord's cost of enforcing this Lease, including without limitation, reasonable attorneys' fees and cost.

      22. LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligation hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, other notice by Tenant to Landlord and any Mortgagee (as herein defined) specifying wherein Landlord has failed to perform any such obligations. As used herein, the term "Mortgagee" shall mean the holder(s) of any mortgage(s), and/or the ground lessor under any ground lease, covering the Building, of whose name(s) and address(s) Tenant shall have been given notice.

      23. LANDLORD'S LIABILITY. (a.) Tenant specifically agrees to look solely to Landlord's then interest in the Property at the time owned for recovery of any judgment from Landlord; it being specifically agreed that in no event shall Landlord (original or successor), or any of the officers, trustees, directors, partners, beneficiaries, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof, ever be personally liable for any such judgment, or for any other liability or for the payment of any monetary obligation to Tenant. In no event shall Landlord (original or successor) or any such officers, etc., as aforesaid, ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

      (b.) With respect to any services or utilities to be furnished by Landlord to Tenant or any other obligations to be performed by Landlord under this Lease, Landlord shall in no event be liable (beyond an abatement of Basic Rent and Escalation Charges where provided for herein) for failure to furnish or perform the same when prevented from doing so by reason of force majeure, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's agent, employees or contractors or any person claiming by, through or under Tenant.

      (c.) In the event of any transfer of Landlord's interest in the Property, the party making such transfer shall upon such transfer and the transfer of the Security Deposit to Landlord's successor in interest be entirely freed from the performance and observance of all covenants and obligations hereunder, Tenant agreeing to look solely to the holder of the Landlord's interest in this Lease from time to time, subject to the limitations set forth in paragraph (a) above.

      24. RULES AND REGULATIONS. Tenant shall abide by reasonable rules and regulations from time to time established by the Landlord for the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of the Lease shall control. The current rules and regulations are attached to this Lease as Exhibit 4.

      25. NOTICES. Whenever, by the terms of this Lease, notices, requests, consents and approvals shall or may be given either to Landlord or to Tenant, they shall be in writing and shall be delivered in hand or sent by express, registered or certified mail, postage prepaid:

      If intended for Landlord addressed to Landlord's Original Address as stated in Exhibit 1 (or such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

      If intended for Tenant, addressed to Tenant at Tenant's Original Address as stated in Exhibit 1 until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective (i) when hand-delivered or (ii) if mailed, when deposited in the United States mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent. Notices may be sent by a party's attorney or managing agent.

      26. HEADINGS. The section and paragraph headings throughout this instrument are for convenience and reference only, and shall not be used to construe this Lease.

      27. RIGHTS OF MORTGAGEE OR GROUND LESSOR. Tenant acknowledges and agrees that this Lease shall be subject and subordinate to any mortgage or ground lease (and to any renewals, modification, amendments, extensions, replacements and substitutions of or for such mortgage or ground lease) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect, provided that, as to future mortgages or ground leases, such lenders or lessees agree not to disturb Tenant's rights under this Lease. If this Lease is subordinate to any mortgage or ground lease the holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder (or successor) may request.

      28. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time within ten (10) days of Landlord's request, execute and deliver an estoppel certificate affirming this Lease, indicating whether there are any defaults hereunder, and addressing such other matters as Landlord, Landlord's lender(s) or prospective purchaser(s) or investors may reasonably require.

      29. PURPOSELY OMITTED

      30. REMEDYING DEFAULTS. Landlord shall have the right, but not the obligation to pay such sums or take such action as may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in such event, Tenant agrees to reimburse Landlord upon demand for all costs and expense so incurred by Landlord, together with interest thereof at a rate equal to 10% per annum (or at any applicable lesser maximum legally permissible rate for debts of this nature), as additional rent. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall bear interest at the rate as aforesaid from the date thereof an shall be payable on demand by Landlord, as additional rent.

      31. HOLDING OVER. Any holding over by Tenant after the expiration or sooner termination of the Term of this Lease shall be treated as a daily at sufferance at a rate equal to one and 50/100 (1.50) times the sum of (i) Basic Rent then in effect plus (ii) Escalation Charges and all other charges herein provided for (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect (including without limitation, the loss of a tenant and of rental income) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

      32. SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair and otherwise in the same conditions as Tenant is required to maintain the Premises under Section 11 above, excepting only reasonable wear and tear and damage by fire or other casualty. Tenant shall remove all of Tenant's property and, if and to the extent specified by Landlord (but not otherwise), all Alterations made by Tenant and all partitions wholly within the Premises unless initially by Landlord in preparing the Premises for Tenant's occupancy; and Tenant shall repair any damages to the Premises or the Building caused by such installation or removal.

      33. PURPOSELY OMITTED

      34. BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Broker(s) listed in Exhibit 1. In the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker(s) listed in Exhibit 1).

      35. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.

      36. WAIVER.

      (a.) Failure on the part of either party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall be deemed a waiver of such violation. Further, no waiver of any time of any of the provisions hereof Landlord or Tenant shall be construed as a waiver at the subsequent time of the same provisions. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. The consent or approval of Landlord or Tenant to or of any action by the requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant consent or approval to or of any subsequent similar act by the other.

      (b.) No Payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the prison hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

      37. COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease on payment of the Basic Rent, Escalation Charges and all other sums payable hereunder, and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any person lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

      38. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      39. PROVISION BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment.

      40. RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees on the request of the other, to execute a memorandum or notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the Execution Date stated in
Exhibit 1.

Landlord:                               Tenant:

100 & 200 Foxborough Boulevard          Cyberkinetics, Inc.
Realty Trust

By:/s/Charles E. Harlfinger             By:/s/Tim Surgenor
   ------------------------------          -------------------------------------
   Charles E. Harlfinger, Trustee          Tim Surgenor,
   and not individually                    President ana Chief Executive Officer

                                    EXHIBIT 3

                      FOXBOROUGH BOULEVARD MANAGEMENT, INC.
                            100 FOXBOROUGH BOULEVARD
                              FOXBOROUGH, MA 02035
                            CLEANING SPECIFICATIONS

A.    OFFICE AREAS

1.    DAILY (MONDAY THROUGH FRIDAY, INCLUSIVE, HOLIDAYS EXCEPTED):

      a. Empty and clean all waste receptacles and remove waste material from the Premises.

      b.    Sweep and dust mop all uncarpeted areas using a dust treated mop.

      c.    Vacuum all rugs and carpeted areas.

      d. Hand dust and wipe clean with treated cloth window sills, door ledges, within normal reach.

      e.    Wash clean all water fountains.

      f.    Wipe clean all brass or other bright work.

      g.    Clean glass main entrances to Tenant's suites.

      h. Upon completion of cleaning, all lights will be turned off and all doors locked, leaving the Premises in an orderly condition.

2.    WEEKLY:

      a. Remove all finger marks from private entrance doors, light switches and doorways.

      b.    Vacuum carpet edges.

      c.    Dust all ventilating, air conditioning covers and grills.

3.    MONTHLY:

      a. All resilient tile floors to be washed or cleaned with dry system cleaner.

      b. Dust wall hangings and vertical surfaces such as walls, doors and ducts.

      c.    Dust venetian blinds.

B.    LAVATORIES

1.    DAILY (MONDAY THROUGH FRIDAY, INCLUSIVE, HOLIDAYS EXCEPTED):

      a.    Sweep and damp mop floors.

      b. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

      c.    Wash both sides of all seats.

      d. Wash and disinfect all basins, bowls, and urinals and walls around these units.

      e.    Empty and clean paper towel and sanitary disposal receptacles.

      f.    Remove waste paper and refuse.

      g. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers using materials to be furnished by others.

      h.    Dust all partitions and walls.

      i.    A sanitizing solution will be used in all cleaning.

2.    MONTHLY

      a.    Machine scrub floors.

      b.    Wash all walls and partitions.

C.    COMMON AREAS (MAIN LOBBY, ELEVATOR STAIRWELLS, CORRIDORS, BLDG. EXTERIOR)

1.    DAILY (MONDAY THROUGH FRIDAY, INCLUSIVE, HOLIDAYS EXCEPTED):

      a.    Sweep and wash all floors.

      b.    Wash all rubber mats.

      c.    Empty and clean all ashtrays and waste receptacles.

      d.    Clean elevator, wipe down walls and doors.

      e.    Clean any metal work inside lobby.

      f.    Clean any metal work surrounding building entrance doors.

      g.    Clean entrance glass.

      h.    Spot clean carpet stairs.

      i.    Sweep exterior entrances to building.

2.    WEEKLY:

      a. In Stairwells: sweep and remove debris, dust walls, and doors, damp wipe handrails, vacuum stairs, and wash treads and landings, as needed.

      b.    Wash or vacuum elevator floor.

                                   Exhibit 4

                      RULES AND REGULATION ATTACHED TO AND
                           MADE A PART OF THIS LEASE

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purposes other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenants or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. At no time is any vehicle to be on the sidewalks or brick entrances.

      2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweeping, rubbish, gas, acids, or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant or their clerks, agents, employees, or visitors, who have caused it.

      3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors, halls, elevators, or out of the doors or windows or stairway of the building and Tenant shall not use, keep or permit to be used any foul or noxious gas or substance in the demised premised in a manner offensive or objectionable to Landlord or other occupants of the building. There shall be no noise, odors and/or vibrations permitted that interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the building is prohibited. Tenants and Tenant's employees shall use ashtrays outside the building, provided by Landlord, for disposal of cigarettes or cigars. No cigarettes or cigars are to be thrown on the grounds of the building.

      4. No awnings or other projections shall be attached to the outside walls of the buildings without the prior written consent of the Landlord.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or the common area or on the inside of the demised premises if the same is visible from the outside of the premised without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by the Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord in accordance with building standard signage.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premised, and, if linoleum of other similar floor covering is desired to be used and interlining of builder's deadening felt shall be first affixed to the floor, by paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. Any Tenant shall place no additional locks or bolts of any kind upon any of the doors or windows, nor shall any changes be made in existing locks or mechanism thereof without Landlord's prior written consent. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or produce by Tenant and in the event of the loss of keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

      8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

      9. No Tenant shall obtain for use upon the demised premises ice, towel, and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the building is prohibited and each tenant shall cooperate to prevent the same.

      10. Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 7:00 a.m., after 1:00 p.m. on Saturdays, and at all hours on Sundays and legal holidays all persons who do not posses a valid security access card. Landlord will furnish cards to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such cards or entrance and shall be liable to Landlord for all acts of such persons.

      11. Landlord shall have the right to prohibit any advertising incorporating the Building name and picture by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord. Tenant shall refrain from or discontinue such advertising.

      12. Tenant shall not bring or permit to be brought or kept in or not the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      13. As the building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by the rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give 24 hours notice to building management.

      14. In the event that the Tenant requires maintenance services beyond those required to be provided by Landlord in accordance with Article 13 hereof, including, without limitation, any services provided by the Building Superintendent during moves to, from or within the Building, Tenant shall reimburse Landlord for those services for each hour or fraction thereof, of the Building Superintendent's time spent on each services, plus five percent (5%). Payment for such services shall be made following receipt of a billing for such services.

      15. No commercial vehicles exceeding 1 ton are to enter or exit the Building and/or the Business Center at Central Street in accordance with the town of Foxborough.